UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WORDLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	88-0422023
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

650 West Georgia Street, Suite 2400

Vancouver, British Columbia, Canada V6B 4N7

(Address of Principal Executive Offices)

(604) 257-3660
(Registrant’s Telephone Number)

WORDLOGIC 2010 SHARE INCENTIVE PLAN

(Full title of the plan)

Corporate Services Group, LLC.

723 S. Casino Center Blvd, 2nd Floor

Las Vegas, Nevada 89101-6716

(Name and address of agent for service)

(800) 354-4004

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.

Non-accelerated filer	.	Smaller reporting company	X .
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of Registration fee
Common shares, par value $0.001 per share	10,000,000	$0.16	$1,600,000	$27.04

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers such indeterminate additional common shares to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or other similar transactions.

(2)

This Registration Statement also covers such indeterminate number of shares of common stock as may be issuable from time to time in respect of stock splits, stock dividends and similar transactions as contemplated by Rule 416 under the Securities Act of 1933, as amended, and the anti-dilution provisions of the Registrant’s WordLogic 2010 Stock Incentive Plan.

(3)

Pursuant to Rule 457 of the Securities Act of 1933, as amended, the proposed maximum offering price per share is estimated solely for the purpose of computing the registration fee and is based on the average of the high and low sale prices of the common stock as reported on the Over-the-Counter Bulletin Board (the “OTCBB”). On May 10, 2010, the average of the high and low sales prices of the common stock, as reported on the OTCBB, was $0.16.

EXPLANATORY NOTE

This registration statement contains two parts. The first part contains a “reoffer prospectus” prepared in accordance with the requirements of Part I of Form S-3 (as permitted by Section C.1. of the General Instructions to Form S-8). The reoffer prospectus may be used by certain officers and directors of the Company to sell or otherwise dispose of common shares they receive as grants under, or as a result of the exercise of options granted or to be granted to them under the WordLogic Corporation 2010 Share Incentive Plan. The second part contains information required to be included in this registration statement pursuant to Part II of Form S-8. Pursuant to the introductory note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “SEC”).

REOFFER PROSPECTUS

WORDLOGIC CORPORATION

10,000,000 Common Shares

This prospectus covers the offer and resale of up to 10,000,000 common shares, par value $0.001 per share, of WordLogic Corporation, a Nevada corporation, which may be offered and sold from time to time by certain officers and directors of the Company who may acquire shares pursuant to the WordLogic Corporation 2010 Share Incentive Plan (the “Plan”).

The common shares may be sold from time to time by the selling shareholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on the Over-the-Counter Bulletin Board (the “OTCBB”) or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. We will not receive any of the proceeds from the sale of these common shares (except pursuant to an exercise of options to purchase common shares under the Plan), although we have paid the expenses of preparing this prospectus and the related registration statement.

The closing sales price of our common shares on May 10, 2010 as reported by the OTCBB was $0.16.

You should read this prospectus carefully before you invest. Investing in the common shares offered hereby involves significant risks. For more information, please see the section of this prospectus titled “Risk Factors,” beginning on page 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 12, 2010.

TABLE OF CONTENTS

Prospectus Summary	6
Forward Looking Statements	8
Risk Factors	8
Use of Proceeds	10
Selling Shareholders	10
Plan of Distribution	11
Where You Can Find More Information	11
Legal Matters	12
Experts	12
Information Incorporated By Reference	12

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS PROSPECTUS, AS WELL AS ANY INFORMATION INCORPORATED BY REFERENCE, IS CURRENT ONLY AS OF THE DATE OF THIS PROSPECTUS OR THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE, AS APPLICABLE. THE COMPANY’S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

The following is only a summary of some of the information contained or incorporated by reference in this prospectus that we believe to be important. We have selected highlights of material aspects of our business to be included in this summary. We urge you to read this entire prospectus, including the information incorporated by reference in this prospectus. Investing in our common shares involves risks. You should carefully consider the information below referenced under the heading “Risk Factors,” in this prospectus and under that heading in our reports filed with the SEC from time to time.

In this prospectus, the words “WLGC,” “Company,” “we,” “our” and “us” refer to WordLogic Corporation and our consolidated subsidiaries.

Description of Business

On January 9, 2007 we developed a new text entry/text messaging input solution for cell phones utilizing our patent pending prediction engine. This new solution for cell phones is more efficient, user-friendly and provides a more compelling text entry interface for users than our existing solutions. In addition, the functionality and configuration of the technology can be expanded and/or modified to suit a user's or manufacturers' specific needs.

On March 15, 2007 we entered into a worldwide non-exclusive license with Cre8txt Limited of Bolton, United Kingdom. Cre8txt has developed a keyboard which utilizes the skills of people who already use SMS (Short Message Service) texting on mobile phones. Texting has become popular in Europe, North America and Asia. Text message specific abbreviations have been developed which allow certain, experienced users to actually type text faster using a numerical keyboard layout rather than using a traditional computer QWERTY keyboard. The Cre8txt keyboard is similar to a mobile phone keypad, and will utilize the WordLogic(TM) predictive text technology. The WordLogic Prediction Engine is a powerful software tool which will predict text selected from a database of frequently used words, and will also be capable of translating SMS Text language into full text. On July 5, 2007 we delivered the first 1,000 units of our software to Cre8txt Limited of Bolton, UK.

On November 6, 2007 we were granted, through our subsidiary 602531 British Columbia Ltd., U.S. Patent No. 7,293,231, titled “Data Entry for Personal Computing Devices”, from the U.S. Patent and Trademark Office. On January 9, 2008 we were granted our second European patent. European Patent No. 1356368 was granted to us by the European Patent Office for the invention: “Data Entry Method and System For Personal Computer, And Corresponding Computer Readable Medium.” As of March 31, 2009 our patent pending application number 11/133,770 is in a position of allowance with the US Patent Office. We are now waiting until this patent is granted and expecting new developments with 3 additional patents currently in review at various patent offices.

On September 30, 2008 we retained Mr. James P. Yano as our Chief Operations Officer. Mr. Yano has agreed to develop our business model and expand our distribution channels, commercialization opportunities and a marketing strategy for our predictive text input technology. Mr. Yano has over 10 years experience in sales and marketing. In that time he has served in various executive and managerial positions with companies specializing in software and scientific equipment. From 2001 to 2005, Mr. Yano served as a Marketing Manager with Agilent Technologies Inc., a $6 billion scientific instruments/analysis equipment maker. During this time, Mr. Yano organized product development, strategized new product concepts, executed the introduction of new products onto the market and exceeded sales forecasts. From 2005 to the present, Mr. Yano has been working as Vice President of Marketing and International Channels with Aspetrics, Inc, a process instrument manufacturer. Mr. Yano once again identified new products and market opportunities and commercialized the company’s concepts through the development of relationships with manufacturers and distribution agents.

In September 2008 we also retained the services of Richard Eakle and William Pipkin. Mr. Eakle has a history as one of the top 10 US analysts from his time as a Morgan Stanley analyst. Mr. Eakle will work towards increasing awareness of our products throughout the investment community. Mr. Pipkin has a large amount of experience with various technology endeavors and will aid us in the planned deployment of an Intuitive Search Report which highlights our predictive input technology.

In January 2010, we were granted an allowance by the United States Patent and Trademark Office (USPTO) for our third patent (Application No. 11/133 770), covering multiple database searches on any keyboard-based computing device. The patent Notice of Allowability covers claim numbers 81, 104-110, 112, 123, 128-134 and 136-147 and reinforces the claims established in our existing patent. This includes searches through such data sources as thesauruses, encyclopedias, databases and the use of web and mobile services on such devices as personal computers, servers, PDAs, smartphones and netbooks.

Intellectual Property

We own the copyright of all of the contents of our website, www.wordlogic.com.

We have filed six individual patent applications for “Method, system and media for entering data in a personal computing device” in the United States, Canada and Europe.

On October 21, 2003 we received trademark approval for the mark “WordLogic” under Reg. No. 2,774,468 pending in the United States. A similar trademark application has been approved and registered in Canada under TMA576,700.

On March 4, 2004 European Patent No. 1171813 entitled "Data Entry for Personal Computing Devices" was granted to us by the European Patent Office. European Patent No. 1171813 has also been individually accepted in Germany, France, The United Kingdom, Italy, Finland, Spain, the Netherlands, and Portugal.

On August 9, 2007 the U.S. Patent and Trademark Office issued a Notice of Allowance indicating that our patent applications for “Method, system, apparatus and computer readable media for directing input associated with a keyboard-type device” have been allowed in the United States and internationally under the Patent Cooperation Treaty.

On November 6, 2007 we received approval for pioneer Patent No. 7293231 titled "Data Entry for Personal Computing Devices" from the U.S. Patent and Trademark Office. U.S. Patent No. 7,293,231 relates to various methods, systems, devices and computer-readable media for use in connection with computer-assisted data entry. We have also six additional patent applications pending in the U.S. Patent and Trademark Office in connection with U.S. Patent No. 7,293,231 – three divisional patent applications (US11/133,779, US11/134,759 and US11/134,810) and three continuation applications (US11/871,887, US11/871,900 and US11/871,904). These six additional patent applications have further claims directed to various aspects of computer-assisted data entry. These additional patent applications are in the name of our subsidiary 602531 British Columbia Ltd., and are based on and claim the benefit of U.S. Patent No. 7,293,231.

On January 9, 2008 we were granted our second European patent. European Patent No. 1356368 was granted to us by the European Patent Office for the invention: “Data Entry Method and System for Personal Computer, And Corresponding Computer Readable Medium.”

As of March 31, 2009 our patent pending application number 11/133,770 is in a position of allowance with the US Patent Office. We are now waiting until this patent is granted and expecting new developments with 3 additional patents currently in review at various patent offices.

A copy of our patents can be obtained from the USPTO web site, located at www.uspto.gov or visit our web site at www.wordlogic.com to obtain a direct link to the patents.

Principal Offices

Our offices are currently located at Suite 2400 on 650 West Georgia Street, Vancouver, BC V6B 4N7, and our telephone number is (604) 257-3600. Our website address is www.wordlogic.com. Unless specifically incorporated by reference, information contained in our website is not a part of this prospectus.

OFFERING SUMMARY

Securities being offered by the selling shareholder	Nil.

Use of Proceeds

We will not receive any proceeds from the sale of any common shares offered hereunder. We will receive proceeds to the extent that options granted under the Plan, whether currently outstanding or issued in the future, are exercised. We will use the exercise proceeds, if any, for working capital and general corporate purposes.

Trading	Our Common Stock is listed on the OTCBB under the symbol “WLGC.OB”.

Risk Factors

There are risks associated with an investment in the common shares offered by this prospectus. You should carefully consider the risk factors described under “Risk Factors” in this prospectus before making a decision to invest.

FORWARD LOOKING STATEMENTS

Some of the statements set forth in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by forward-looking statements. Such factors include, among other things, those referred to under “Risk Factors” and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other “forward-looking” information. There may be events in the future that we are not able to accurately predict or control. Before you invest in our securities, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline and you could lose all or part of your investment. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, growth rates, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

RISK FACTORS

If we are unable to attract new customers, or if our existing customers do not purchase additional products or services, the growth of our business and cash flows will be adversely affected.

To increase our revenues and cash flows, we must regularly add new customers and, to a somewhat lesser extent, sell additional products and services to our existing customers. If we are unable to hire or retain quality sales personnel, unable to sell our products and services to customers that have been referred to us, unable to generate sufficient sales leads through our marketing programs, or if our existing or new customers do not perceive our applications to be of sufficiently high value and quality, we may not be able to increase sales and our operating results would be adversely affected. In addition, if we fail to sell new products and services to existing or new customers, our operating results will suffer, and our revenue growth, cash flows and profitability may be materially and adversely affected.

Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies could reduce our ability to compete successfully and adversely affect our results of operations.

We may need to raise additional funds to achieve our future strategic objectives, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of shares of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

•

develop and enhance our solution;

•

continue to expand our technology development, sales and/or marketing organizations;

•

hire, train and retain employees; or

•

respond to competitive pressures or unanticipated working capital requirements.

Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

Uncertainty of commercial success may affect our ability to remain in business

With respect to our revenue and profitability prospects, we may not be able to achieve commercial success with our operations. Furthermore, our industry is characterized by rapid change and growth. Accordingly, we may not be able to keep up with the pace of change or fund its growth. If we fail to achieve commercial success, we will continue to suffer net losses and we will have to go out of business.

Competition may have an adverse effect on our business

We are subject to competition from other companies that may try to emulate or compete with similar products or services. These competitors have been in the business longer than us and may have large executive and operating staffs. Our prospects may be adversely affected by competition from these companies. The introduction of similar or superior products by current or future competitors could have a material adverse effect on our business and financial condition.

If we fail to attract and retain key personnel, our business may suffer.

Given the complex nature of the technology on which our business is based and the speed with which such technology advances, our future success is dependent, in large part, upon our ability to attract and retain highly qualified managerial, technical and sales personnel. In particular, Frank Evanshen, our President and Chief Executive Officer is critical to the management of our business and operations. If we lose the services of Mr. Evanshen, our financial condition and results of operations could be materially and adversely affected. Our success also depends upon our ability to identify, hire and retain other highly skilled technical, managerial, editorial, sales, marketing and customer service professionals. Competition for such personnel is intense. We cannot be certain of our ability to identify, hire and retain adequately qualified personnel. Failure to identify, hire and retain necessary key personnel could have a material adverse effect on our business and results of operations.

Results may fluctuate and may not be indicative of future performance.

Our operating results may fluctuate and, therefore, you should not rely on current or historical period results to be indicative of our performance in future reporting periods. Factors that could cause operating results to fluctuate include, but are not limited to, variations in the costs of identifying, negotiating and consummating acquisitions of businesses consistent with our business plan; variations in and the timing of the recognition of net realized gains or losses and changes in unrealized appreciation or depreciation; the degree to which we encounter competition in our markets; and other general economic and operational circumstances.

No dividends.

Holders of our securities will only be entitled to dividends when, as and if declared by our Board of Directors. We do not expect to generate a sufficient cash surplus which would be available for dividends in the foreseeable future.

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

OTC Bulletin Board.

Our common stock is quoted on the OTC Bulletin Board (“OTCBB”). The OTCBB is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the OTCBB are typically thinly traded, highly volatile, have fewer markets and are not followed by analysts. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB. Quotes for stocks included on the OTCBB are not listed in newspapers. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of our common stock may be unable to sell their shares at acceptable prices.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Going Concern

Our auditors have expressed substantial doubt about our ability to continue as a going concern, which may result in the loss of your entire investment. If we discontinue operations, you will lose your entire investment.

Our business is capital intensive and will require additional financing which will result in dilution to existing shareholders which would in turn reduce the share price of earlier issued shares. Our operations are capital intensive and growth will consume a substantial portion of available working capital. We may require additional capital in order to fund our operations. We do not have any commitments for additional financing and there can be no assurance that such additional funding, if required, will be available, or if available, will be available upon favorable terms. With respect to our ability to obtain financing on favorable terms, we do not have significant assets to serve as loan collateral. Still further, we presently do not have a sufficient cash flow to qualify for reasonable debt financing. Insufficient funds may prevent us from implementing our business strategy. In the event we raise additional funds through the issuance of equity securities, dilution to the then existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. Accordingly, such dilution would reduce the share price of the earlier issued shares.

USE OF PROCEEDS

The shares which may be sold under this prospectus will be sold for the respective accounts of each of the selling shareholders. Accordingly, we will not realize any proceeds from the sale of the shares, except that we will derive proceeds if all of the options to purchase common shares currently outstanding and options that may be issued in the future are exercised. If exercised, such proceeds will be available to us for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the options will be exercised. We will not receive any proceeds from the issuance and vesting of restricted shares under the Plan. All expenses of the registration of the shares will be paid for by us. See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS

The selling stockholders will be our current or future officers, directors, consultants and employees who acquire shares of our common stock pursuant to the Plan and are considered our "affiliates" as that term is defined in the federal securities laws. The selling stockholders may from time to time resell all, a portion, or none of the shares of our common stock covered by this Resale Prospectus.

As of the date of this Prospectus, no shares of common stock were subject to existing options under the Plan, and 10,000,000 were available for future grants.

PLAN OF DISTRIBUTION

The Shares may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following, without limitation:

(1)

a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(2)

purchases by a broker or dealer as principal and resale by such broker or dealer or for its account pursuant to the Resale Prospectus, as supplemented;

(3)

an exchange distribution in accordance with the rules of such exchange; and

(4)

ordinary brokerage transactions and transactions in which the broker solicits purchasers.

The selling stockholder and sales to and through other broker-dealers or agents that participate with the selling stockholder in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In addition, any securities covered by this Resale Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Resale Prospectus, as supplemented. From time to time, the selling stockholder may engage in short sales, short sales against the box, puts calls and other transactions in our securities or derivatives thereof, and may sell and deliver the shares in connection therewith. Sales may also take place from time to time through brokers pursuant to pre-arranged sales plans intended to qualify under SEC Rule 10b5-1.

There is no assurance that the selling stockholder will sell all or any portion of the shares covered by this Resale Prospectus.

All expenses of registration of the common stock, other than commissions and discounts of underwriters, dealers or agents, shall be borne by us. As and when we are required to update this Resale Prospectus, we may incur additional expenses.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

The Nevada Revised Statutes provide, in general, that a corporation incorporated under the laws of the State of Nevada, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Nevada or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-8 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that are excluded from this Prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph at no charge from us.

EXPERTS

The financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2009 and December 31, 2008, which report is incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by M&K CPAs, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their reports and are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

LEGAL MATTERS

Carrillo Huettel, LLP, has passed upon the validity of the Common Stock being offered hereby.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the following documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we terminate the offering of these shares:

(a)

The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)

The description of the securities contained in the Registrant’s registration statement on Form 10-SB filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these documents, at no cost, by written request to: WordLogic Corporation c/o Carrillo Huettel, LLP, 3033 Fifth Ave., Suite 201, San Diego, CA 92103.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference into this prospectus. You should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the SEC pursuant to the Exchange Act (File No. 001-34042) are incorporated herein by reference:

•

Our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on April 14, 2010.

•

All other reports filed by us with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2009.

•

The description of the Company's common stock contained in the Company's Form 10-SB filed October 11, 2001 (File No. 000-32865), including any amendment or report filed for the purpose of updating such description.

All documents filed by us after the date of this registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all of the securities offered hereunder have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Carrillo Huettel, LLP, has opined as to the legality of the securities being offered by this registration statement. Mr. Carrillo and Mr. Huettel shall each be granted 100,000 shares of our Common Stock for past legal services rendered to the Company. The Company has accrued, through the date of this Registration Statement, legal fees which the Company and Carrillo Huettel, LLP, agreed to convert into shares of the Company’s Common Stock. Carrillo Huettel, LLP, continues to handle all facets of the Company’s legal affairs. Mssrs. Carrillo and Huettel will likely continue to receive payment in shares so long as such services qualify on a going forward basis until otherwise agreed.

Item 6. Indemnification of Directors and Officers.

The Nevada Revised Statutes provide, in general, that a corporation incorporated under the laws of the State of Nevada, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Nevada or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

1.

Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and,

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, BC on this 11th day of May, 2010.

WORDLOGIC CORPORATION

By:	/s/ Franklin Evanshen
Franklin Evanshen
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of WordLogic Corporation hereby severally constitute and appoint Franklin Evanshen, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable WordLogic Corporation, to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Franklin Evanshen
Franklin Evanshen	Director, CEO & President	May 11, 2010

/s/ Darrin McCormack
Darrin McCormack	CFO	May 11, 2010

/s/ Peter Knaven
Peter Knaven	Senior Vice President and CTO	May 11, 2010

/s/ T. Allen Rose
T. Allen Rose	Director	May 11, 2010

/s/ James P. Yano
James P. Yano	COO	May 11, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit	Filing
3.1	Articles of Incorporation	Filed with the SEC on June 8, 2001 as part of our Registration Statement on Form 10-SB.
3.1a	Restated Articles of Incorporation	Filed with the SEC on November 1, 2006 as part of our Quarterly Report on Form 10QSB.
3.2	Bylaws	Filed with the SEC on June 8, 2001as part of our Registration Statement on Form 10-SB.
4.1	2010 Share Incentive Plan	Filed herewith.
4.2	Sample Performance-Based Award Agreement	Filed herewith.
4.3	Sample Non-Qualified Stock Option Grant Agreement	Filed herewith.
4.4	Sample Qualified Stock Option Grant Agreement	Filed herewith.
5.1	Consent of Carrillo Huettel, LLP	Filed herewith.
23.1	Consent of M&K CPAs, PLLC	Filed herewith.